Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 10 of our report included herein dated October 26, 2012, with respect to the balance sheet of STALAR 5, INC. as of September 30, 2012, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from September 5, 2012 (Inception) through September 30, 2012.

/s/GZTY CPA Group LLC

GZTY CPA Group LLC
Metuchen, NJ

Dated: December 28, 2012